SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2003

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

Second Quarter Financial Results

On July 29, 2003, MicroStrategy Incorporated (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended June 30, 2003 and providing additional outlook and financial guidance information. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Conversion of Remaining 7 ½% Series A Unsecured Notes

On June 23, 2003, the Company issued a press release announcing that it had elected to convert the remaining $53,035,445 in principal amount outstanding of its 7 ½% series A unsecured notes (the “Notes”) plus all accrued and unpaid interest on the Notes, into shares of the Company’s class A common stock on July 30, 2003, in accordance with the terms of the indenture pursuant to which the Notes were issued.

On July 30, 2003, the Company implemented the conversion based on the previously announced conversion price of $32.2611, or a conversion ratio of 3.1230 shares of class A common stock for each $100 in principal amount of the Notes. The conversion ratio includes the shares of class A common stock issued with respect to the $0.75 of accrued and unpaid interest that was outstanding on each $100 principal amount of the Notes at the time of conversion.

The conversion resulted in the issuance by the Company of 1,654,839 shares of class A common stock (the “Conversion Shares”) and payment of approximately $47,000 in cash in lieu of fractional shares. A detailed description of the terms of the Notes, including the terms of the conversion of the Notes into class A common stock, is contained in the indenture filed as an exhibit to the Company’s Form T-3 (SEC File No. 022-22591) filed with the SEC on October 25, 2001.

As a result of the conversion, on July 30, 2003, the Company incurred a non-recurring, non-cash charge of approximately $30.2 million, which is equal to the difference between the fair market value of the Conversion Shares on July 30, 2003, and approximately $39.8 million, the carrying value of the Notes plus accrued and unpaid interest on July 30, 2003.

Repayment of Promissory Notes Issued to Former Preferred Stockholders

In connection with the restructuring of its series B, series C and series D preferred stock in August 2002, the Company issued to the holders of such preferred stock, among other consideration, promissory notes in the aggregate principal amount of $5.0 million, which mature on July 31, 2003 and bear interest at a rate of 7.5% per annum, payable semi-annually (the “Promissory Notes”). A detailed description of the terms of the preferred stock restructuring, including the terms of the Promissory Notes, is contained in the Company’s Current Report on Form 8-K (SEC File No. 000-24435) and the exhibits thereto filed with the SEC on August 8, 2002.

On July 31, 2003, the Company paid an aggregate of $5.0 million in principal and $185,959 in accrued interest to the holders of the Promissory Notes. Accordingly, the Promissory Notes have been repaid and are no longer outstanding.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit	Document

	99.1	Press release regarding the Company’s second quarter financial results, dated as of July 29, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2003	MicroStrategy Incorporated (Registrant)

	By:	/s/ ERIC F. BROWN
	Name: Title:	Eric F. Brown President and Chief Financial Officer

Exhibit Index

Exhibit	Description

99.1	Press release regarding the Company’s second quarter financial results, dated as of July 29, 2003